SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2005

TASKER CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-32019	88-0426048
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

39 Old Ridgebury Road, Suite 14, Danbury, CT 06810-5116
(Address of principal executive offices, including zip code)

(203) 730-4350
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 23, 2005, Robert P. Appleby resigned from the Board. On December 23, 2005, Robert P. Appleby and Tasker Capital Corp. entered into a Settlement Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKER CAPITAL CORP. (Registrant)

Date: December 28, 2005	By:	/s/ Robert D. Jenkins
Robert D. Jenkins
Chief Financial Officer